UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

Commission File Number 000-55666

Gushen, Inc.

(Exact name of registrant issuer as specified in its charter)

Nevada	47-3413138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1701-1703, 17/F, The Metropolis Tower,

10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (852) 2658-5238

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, the Board of Directors of Gushen, Inc. appointed Mr. Yap Cheng Wah to the Board and also the Chief Operating Officer. Mr. Yap Cheng Wah consented to act as the new Director and Chief Operating Officer of the Company.

Mr. Yap Cheng Wah, aged 42, serves as Director of Gushen Inc. Mr. Yap has 20 years of experience in Property Industry, not only in Malaysia, also exposure to foreign countries like China, Hong Kong, Taiwan, and others.

Mr. Yap was graduated from Bradford University of United Kingdom, major in Business Administration, and Yap’s family is running their own family business in Property Development & Construction line, Fock Wah Development. This is the reason why Mr. Yap is so enthusiast about Property Market, and with his knowledge and experience learn in the University, he always involve himself in the family business projects, contributing ideas and aspects. But because of family business has had running more than 40 years in his hometown, Kuantan, and others siblings are running the operation, Mr Yap decided to explore to the City, Kuala Lumpur

Mr. Yap started his first career job, beyond his family business after 6 years, in Goldmine Properties, a Malaysia company specialized in real estate and properties development. Mr. Yap acted as a Manager and responsible for marketing in Malaysia and Oversea property.

After gaining experiences & exploration in this company for almost 4 years, Mr. Yap has formed up his own business, Bildan Marketing Management, which specializes in his favourite industry, property real estate, property development consultancy, oversea property marketing, property investment, and some other trading business. Mr. Yap served as Director of Bildan Marketing Management.

And in year 2012, he has formed another new company, Urban 21, which specializes in the same industry as with Bildan Marketing Management. Urban 21 is expansion of Bildan Marketing Management. Until now, Mr. Yap is serving as Director of Urban 21.

Mr. Yap’s strong academic background and business experience as well as his qualification has led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUSHEN, INC.
(Name of Registrant)

Date: February 21, 2017	By:	/s/ Huang Pin Lung
	Title:	Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

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